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                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Northwest Airlines Corporation for the registration of 2,631,784 shares of its Common Stock and to the incorporation by reference therein of our report dated January 25, 1998 with respect to the consolidated financial statements and schedule of Old NWA Corp. (as defined in the Registration Statement) included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


Minneapolis, Minnesota
December 21, 1998